Exhibit 99.1
For Immediate Release
Mediacom Communications Reports Results
for Fourth Quarter and Full Year 2007
Middletown, NY – February 26, 2008 – MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months and year ended December 31, 2007. The Company will hold a teleconference to discuss its financial results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com.
Fourth Quarter 2007 Financial Highlights
•	Revenues increased 6.2% to $332.5 million from $313.1 million in Q4 2006

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) rose 7.7% to $119.5 million[1]

•	Average monthly revenue per basic subscriber increased 11.0% to $83.49

•	Revenue generating units (“RGUs”) grew by 51,000 during the quarter
Full Year 2007 Financial Highlights
•	Revenues increased 6.9% to $1,293.4 million from $1,210.4 million in 2006

•	Adjusted OIBDA rose 4.2% to $463.0 million

•	Capital expenditures of $227.4 million

•	RGUs grew to 2,724,000, for an annual net gain of 133,000
“We finished 2007 on a strong note, as we realized in the fourth quarter the highest Adjusted OIBDA growth and RGU gains of the year, made possible in part by a dramatic reduction in basic subscriber losses,” said Rocco B. Commisso, Mediacom’s Chairman and CEO. “Combined revenues from our data and phone products grew by 23%, reflecting their penetration gains as customers increasingly recognize the value proposition of our “ViP” triple play offers.”
“In 2008, we plan to make greater investments in our cable network, mainly to ready ourselves for the digital transition in February 2009. However, even after increased capital spending, we see an improvement of about $18 million in free cash flow relative to 2007, as we expect a meaningful reduction in interest expense,” concluded Mr. Commisso.

[1]	Adjusted OIBDA excludes non-cash, share-based compensation charges.

Three Months Ended December 31, 2007 Compared to Three Months Ended December 31, 2006
Revenues rose 6.2% to $332.5 million, reflecting strong contributions from Mediacom’s data and phone businesses.
•	Video revenues increased 1.5% from the fourth quarter of 2006, due to higher service fees from our advanced video products and services, including DVRs and HDTV, and basic video rate increases, offset in part by a lower number of basic subscribers. During the quarter, the Company lost 7,000 basic subscribers, as compared to a loss of 14,000 for the same period last year, which included the negative impact of the Company’s retransmission consent dispute with a major television station group.

Digital customers grew by 16,000, as compared to an increase of 14,000 in the prior year period, ending the year with 557,000 customers, or 42.1% penetration of basic subscribers. As of December 31, 2007, 29.1% of digital customers received DVR and/or HDTV services, up from 20.0% the prior year-end.

•	Data revenues rose 16.1%, primarily due to a 13.8% year-over-year increase in data customers. Data customers grew by 22,000, as compared to a gain of 34,000 in the prior year period, ending the year with 658,000 customers, or 23.2% penetration of estimated homes passed.

•	Telephone revenues rose 71.4%, primarily due to a 76.2% year-over-year increase in phone customers. Phone customers grew by 20,000, as compared to a gain of 22,000 in the prior year period, ending the year with 185,000 customers, or 7.3% penetration of estimated marketable phone homes. As of December 31, 2007, Mediacom Phone was marketed to nearly 90% of the Company’s 2.84 million estimated homes passed.

•	Advertising revenues decreased by 5.2%, due to a meaningful decline in political advertising as compared to the fourth quarter last year.
Total operating costs grew 5.4%, primarily due to: (i) higher expenses related to corresponding growth in phone and data customers; (ii) increases in programming unit costs; (iii) greater taxes and fees; and (iv) higher billing and marketing expenses; offset in part by a reduction in call center telecommunications and advertising sales expenses.
Adjusted OIBDA increased by 7.7%, resulting in an Adjusted OIBDA margin of 36.0%, up from 35.5% in the prior year period. Operating income decreased by 2.7% primarily due to higher depreciation and amortization, offset in part by the increase in Adjusted OIBDA.
Liquidity and Capital Resources
The Company has included the Condensed Statements of Cash Flows for the twelve months ended December 31, 2007 and 2006 in Table 4 to provide more details regarding liquidity and capital resources.
Significant sources of cash for the twelve months ended December 31, 2007 were:
•	Net cash flows from operating activities of $188.8 million

•	Proceeds of $32.3 from the sales of certain non-core cable systems

•	Net borrowing of revolving bank loans of $70.4 million

Significant uses of cash for the twelve months ended December 31, 2007 were:
•	Capital expenditures of approximately $227.4 million

•	Purchase of a cable system for $7.3 million

•	Repurchases of common stock totaling $69.0 million
Capital expenditures increased $17.2 million from 2006, primarily due to greater customer premise and scalable infrastructure spending, offset in part by modest declines in upgrade/rebuild and support capital expenditures. Spending on customer premise activities grew $11.4 million due to higher levels of digital set-top box purchases and installation costs tied to RGU growth. Scalable infrastructure spending rose $7.4 million, primarily to enhance network capacity.
Free cash flow, as defined by the Company below, was negative $3.6 million for the twelve months ended December 31, 2007, as compared to positive $6.6 million in the prior year period. See Table 7 for further detail.
Financial Position
At December 31, 2007, the Company had total debt outstanding of $3.215 billion, an increase of $28.3 million as compared to September 30, 2007. As of the same date, the Company had unused credit facilities of about $645 million, all of which could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements. As of the date of this press release, 69% of the Company’s total debt is at fixed interest rates or subject to interest rate protection.
Stock Repurchase Program and Activity
During the three months ended December 31, 2007, the Company repurchased approximately 6.5 million shares of its Class A Common Stock for an aggregate cost of $30.0 million. At December 31, 2007, the Company had approximately 99.0 million shares of Class A and Class B common stock outstanding, and $20.0 million was available under the Company’s stock repurchase program.
2008 Guidance
The Company today announced the following financial guidance for 2008
•	Revenue growth of between 6% and 7%

•	Adjusted OIBDA growth of between 6% and 7%

•	Capital expenditures of between $255 million and $265 million

Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. The Company defines Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and defines Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes Adjusted OIBDA is useful for investors because it enables them to assess the Company’s performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes Free Cash Flow is useful for investors because it enables them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 6. The Company is unable to reconcile these non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain events, such as the initiation of depreciation relative to network construction projects, or changes in working capital.
Company Description
Mediacom Communications is the nation’s 8th largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed Internet access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.

Forward Looking Statements
In this press release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: existing and future competition in our video, high-speed Internet access and phone businesses; our ability to achieve anticipated customer and revenue growth and to successfully implement our growth strategy, including the introduction of new products and services and acquisitions; increasing programming costs; changes in laws and regulations; our ability to generate sufficient cash flow to meet our debt service obligations and access capital to maintain our financial flexibility; and the other risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 and other reports or documents that we file from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Tables:		Contact:
(1)	Consolidated Statements of Operations-three month periods	Investor Relations
(2)	Consolidated Statements of Operations–twelve month periods	Matt Derdeyn
(3)	Condensed Consolidated Balance Sheets	Group Vice President,
(4)	Condensed Statements of Cash Flows	Corporate Finance & Treasurer
(5)	Capital Expenditure Data	(845) 695-2612
(6)	Reconciliation Data – Historical	Media Relations
(7)	Calculation – Free Cash Flow	Thomas Larsen
(8)	Summary Operating Statistics	Vice President,
Legal Affairs
(845) 695-2754

TABLE 1
Actual Results – Three Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,		Percent
	2007	2006	Change
Video	$224,050	$220,695	1.5%
Data	73,372	63,192	16.1
Phone	16,624	9,698	71.4
Advertising	18,468	19,489	(5.2)

Total revenues	$332,514	$313,074	6.2%

Service costs	$139,887	$127,790	9.5%
SG&A expenses	66,643	68,097	(2.1)
Corporate expenses	6,441	6,197	3.9

Total operating costs	$212,971	$202,084	5.4%

Adjusted OIBDA	$119,543	$110,990	7.7%

Non-cash, share-based compensation charges	1,313	1,437	NM
Depreciation and amortization	64,626	54,445	18.7

Operating income	$53,604	$55,108	(2.7)%

Interest expense, net	$(58,819)	$(57,539)	2.2%
Loss on derivatives, net	(13,930)	(1,270)	NM
Loss on sale of cable systems	(247)	—	NM
Other expense, net	(3,000)	(2,223)	35.0

Loss before income taxes	(22,392)	(5,924)	NM
(Provision for) benefit from income taxes	(14,480)	2,311	NM

Net loss	$(36,872)	$(3,613)	NM

Basic and diluted weighted average shares outstanding	103,649	109,798
Basic and diluted loss per share	$(0.36)	$(0.03)

Adjusted OIBDA margin (a)	36.0%	35.5%
Operating income margin (b)	16.1%	17.6%

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 2
Actual Results — Twelve Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,		Percent
	2007	2006	Change
Video	$891,594	$881,530	1.1%
Data	278,853	237,542	17.4
Phone	55,892	26,996	107.0
Advertising	67,036	64,332	4.2

Total revenues	$1,293,375	$1,210,400	6.9%

Service costs	$543,514	$492,363	10.4%
SG&A expenses	263,154	251,625	4.6
Corporate expenses	23,728	22,157	7.1

Total operating costs	$830,396	$766,145	8.4%

Adjusted OIBDA	$462,979	$444,255	4.2%

Non-cash, share-based compensation charges	5,319	4,717	NM
Depreciation and amortization	235,331	215,918	9.0

Operating income	$222,329	$223,620	(0.6)%

Interest expense, net	$(239,015)	$(227,206)	5.2%
Loss on early extinguishment of debt	—	(35,831)	NM
Loss on derivatives, net	(22,902)	(15,798)	NM
Gain on sale of cable systems	11,079	—	NM
Other expense, net	(9,054)	(9,973)	(9.2)

Loss before income taxes	(37,563)	(65,188)	NM
Provision for income taxes	(57,566)	(59,734)	NM

Net loss	$(95,129)	$(124,922)	NM

Basic and diluted weighted average shares outstanding	107,828	110,971
Basic and diluted loss per share	$(0.88)	$(1.13)

Adjusted OIBDA margin (a)	35.8%	36.7%
Operating income margin (b)	17.2%	18.5%

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 3
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Cash	$19,388	$36,385
Subscriber accounts receivable, net	82,096	75,722
Prepaid expenses and other assets	20,692	17,248
Deferred tax assets	2,424	2,467

Total current assets	$124,600	$131,822

Property, plant and equipment, net	1,436,427	1,451,134
Intangible assets, net	2,029,366	2,037,107
Other assets, net	24,817	32,287

Total assets	$3,615,210	$3,652,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$247,485	$275,611
Deferred revenue	51,015	46,293
Current portion of long-term debt	94,533	75,563

Total current liabilities	$393,033	$397,467
Long-term debt, less current portion	3,120,500	3,069,036
Deferred tax liabilities	316,602	259,300
Other non-current liabilities	38,164	21,361
Total stockholders’ deficit	(253,089)	(94,814)

Total liabilities and stockholders’ deficit	$3,615,210	$3,652,350

TABLE 4
Condensed Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$188,792	$176,905

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(227,409)	(210,235)
Acquisition of cable system	(7,274)	—
Proceeds from sale of assets and investments	32,348	—

Net cash flows used in investing activities	$(202,335)	$(210,235)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
New borrowings	412,525	2,481,000
Repayment of debt	(342,091)	(1,823,552)
Redemption of senior notes	—	(572,500)
Repurchase of common stock	(69,036)	(34,386)
Other financing activities — book overdrafts	(5,814)	3,916
Proceeds from issuance of common stock in employee stock purchase plan	962	909
Financing costs	—	(2,953)

Net cash flows (used in) provided by financing activities	$(3,454)	$52,434

Net (decrease) increase in cash	$(16,997)	$19,104
CASH, beginning of period	$36,385	$17,281

CASH, end of period	$19,388	$36,385

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$245,143	$247,507

TABLE 5
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
Customer premise activity	$20,586	$25,066
Commercial	3,336	1,452
Scalable infrastructure	6,660	4,453
Line extensions	4,358	6,387
Upgrade/Rebuild	6,047	10,057
Support capital	3,619	6,168

Total	$44,606	$53,583

	Twelve Months Ended
	December 31,
	2007	2006
Customer premise activity	$110,163	$98,718
Commercial	7,887	5,397
Scalable infrastructure	33,423	26,018
Line extensions	21,122	20,003
Upgrade/Rebuild	33,886	37,707
Support capital	20,928	22,392

Total	$227,409	$210,235

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 6
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
Adjusted OIBDA	$119,543	$110,990
Non-cash, share-based compensation charges	(1,313)	(1,437)
Depreciation and amortization	(64,626)	(54,445)

Operating income	$53,604	$55,108

	Twelve Months Ended
	December 31,
	2007	2006
Adjusted OIBDA	$462,979	$444,255
Non-cash, share-based compensation charges	(5,319)	(4,717)
Depreciation and amortization	(235,331)	(215,918)

Operating income	$222,239	$223,620

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
Free cash flow	$16,078	$(197)
Capital expenditures	44,606	53,583
Other expenses, net	(655)	(1,759)
Non-cash, share-based compensation charges	(1,313)	(1,437)
Change in assets and liabilities, net	(13,673)	30,908

Net cash flows provided by operating activities	$45,043	$81,098

	Twelve Months Ended
	December 31,
	2007	2006
Free cash flow	$(3,641)	$6,582
Capital expenditures	227,409	210,235
Other expenses, net	1,103	(26,127)
Non-cash, share-based compensation charges	(5,319)	(4,717)
Change in assets and liabilities, net	(30,760)	(9,068)

Net cash flows provided by operating activities	$188,792	$176,905

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 7
Calculation – Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
Adjusted OIBDA	$119,543	$110,990
Cash Taxes	(40)	(65)
Capital Expenditures	(44,606)	(53,583)
Interest expense, net	(58,819)	(57,539)

Free cash flow	$16,078	$(197)

	Twelve Months Ended
	December 31,
	2007	2006
Adjusted OIBDA	$462,979	$444,255
Cash Taxes	(196)	(232)
Capital Expenditures	(227,409)	(210,235)
Interest expense, net	(239,015)	(227,206)

Free cash flow	$(3,641)	$6,582

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 8
Summary Operating Statistics
(Unaudited)

	Actual	Actual	Actual
	December 31,	September 30,	December 31,
	2007	2007	2006
Estimated homes passed	2,836,000	2,839,000	2,829,000
Total revenue generating units (RGUs)(a)	2,724,000	2,673,000	2,591,000
Quarterly net RGU additions	51,000	40,000	56,000
Average monthly revenue per RGU(b)	$41.07	$41.24	$40.72
Customer relationships(c)	1,399,000	1,402,000	1,445,000
Video
Basic subscribers	1,324,000	1,331,000	1,380,000
Quarterly net basic subscriber losses	(7,000)	(13,000)	(14,000)
Digital customers	557,000	541,000	528,000
Quarterly net digital customer additions	16,000	9,000	14,000
Digital penetration(d)	42.1%	40.6%	38.3%
Data
Data customers	658,000	636,000	578,000
Quarterly net data customer additions	22,000	23,000	34,000
Data penetration(e)	23.2%	22.4%	20.4%
Phone
Estimated marketable phone homes(f)	2,550,000	2,500,000	2,300,000
Phone customers	185,000	165,000	105,000
Quarterly net phone customers additions	20,000	21,000	22,000
Phone penetration(g)	7.3%	6.6%	4.6%
Average total monthly revenue per basic subscriber(h)	$83.49	$81.81	$75.24

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.

(b)	Represents average monthly revenues for the last three months of the period divided by average RGUs for such period.

(c)	Represents the total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(d)	Represents digital customers as a percentage of basic subscribers.

(e)	Represents data customers as a percentage of estimated homes passed.

(f)	Represents the estimated number of homes to which the Company is currently marketing phone service.

(g)	Represents phone customers as a percentage of estimated marketable phone homes.

(h)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.